UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2023 (September 5, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 5, 2023, Shift Technologies, Inc. (the “Company,” “Shift,” “we” or “us”) announced the closing of its Portland-based vehicle storage and sales facility and additional streamlining of its corporate organization (collectively, the “Restructuring”). The Restructuring will result in an estimated workforce reduction of approximately 25%. The Company expects that the Restructuring and associated workforce reduction will result in total annualized cost savings of up to $23 million, which includes up to $13 million in expected net cost savings related to the Restructuring and up to $10 million in expected net costs savings related to the workforce reduction. The Company expects the Restructuring and associated workforce reduction will be substantially completed by September 5, 2023.

The Company expects to incur charges related to the Restructuring and associated workforce reduction. As a result of the Restructuring and associated workforce reduction, we expect to incur approximately $0.5 million in one-time cash severance payments, and approximately $8.5 million in one-time non-cash charges associated primarily with the decommissioning of certain technology assets. The Company has not yet completed its analysis of additional charges associated with implementation of the Restructuring and associated workforce reduction, and therefore is not able to make a good faith determination of an estimate of the amount, or range of amounts, of any additional charges such as contract termination costs. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates of such charges, if any.

The charges that the Company expects to incur are subject to a number of assumptions, and actual expenses may differ materially from the estimates disclosed above.

The Company’s previously announced review of strategic alternatives by its Board of Directors, management team, and advisors remains ongoing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words contained in this Current Report on Form 8-K such as “believe,” “anticipate,” “expect,” “estimate,” “plan,” “intend,” “should,” “would,” “could,” “may,” “might,” “will” and variations of such words and similar future or conditional expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the Company’s expectations related to the Restructuring and the associated workforce reduction. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important assumptions and other important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a material delay in consummating the Restructuring, the Company may incur additional costs not currently contemplated or that the savings may be less than anticipated, the risk that the Restructuring and associated workforce reduction may negatively impact the Company’s business operations and reputation, the Company’s ability to recruit and retain key management and employees, and those additional risks, uncertainties and factors described in more detail in the Company’s filings with the Securities and Exchange Commission (“SEC”) from time to time, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (including any amendments thereto), and in the Company’s other filings with the SEC (including any amendments thereto). The Company disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this Current Report on Form 8-K except as required by applicable law or regulation. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof.

Item 2.06 Material Impairments.

To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: September 5, 2023	/s/ Oded Shein
	Name:	Oded Shein
	Title:	Chief Financial Officer

2